UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ContraVir Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CONTRAVIR PHARMACEUTICALS, INC.

Amendment No. 1 to Proxy Statement

for 2017 Annual Meeting of Stockholders

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A is being filed to amend the definitive proxy statement of ContraVir Pharmaceuticals, Inc. for its 2017 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on October 27, 2017, in order to correct an error in the section entitled “GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING.”

CHANGES TO PROXY STATEMENT

The following section of the proxy statement on page 5 is accordingly amended and restated as follows:

What is a broker non-vote?

A broker non-vote occurs if you hold shares in “street name” and do not provide voting instructions to your broker on a proposal and your broker does not have the discretionary authority to vote on such proposal. Matters subject to stockholder vote are classified as “routine” or “non-routine.” In the case of non-routine matters, brokers may not vote shares held in “street name” for which they have not received voting instructions from the beneficial owner (“Broker Non-Votes”), whereas they may vote those shares in their discretion in the case of any routine matter. Broker Non-Votes will be counted for purposes of calculating whether a quorum is present at the stockholder meetings, but will not be counted for purposes of determining the numbers of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. A broker is entitled to vote shares held for a beneficial holder on routine matters, such as Proposal 2 (the ratification of the appointment of BDO USA, LLP as our independent registered public accountants for 2018), without instructions from the beneficial holder of those shares. On the other hand, absent instructions from the beneficial holders of such shares, a broker will not be entitled to vote shares held for a beneficial holder on certain non-routine items, such as Proposal 1 (election of directors) and Proposal 3 (increase in reservation of common stock under 2013 Plan).  It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote may be recorded. Votes cast by proxy or in person at the stockholder meetings will be tabulated by the inspectors of election appointed for the stockholder meetings, who also will determine whether a quorum is present.